UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36462 (Commission File Number)	45-5338504 (I.R.S. Employer Identification No.)

Heritage Insurance Holdings, Inc. 2600 McCormick Drive, Suite 300 Clearwater, Florida (Address of principal executive offices)	33759 (Zip Code)

(727) 362-7202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Heritage Insurance Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 16, 2015. The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring in 2016, as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Bruce Lucas	11,564,630	434,363	13,465,951
Richard Widdicombe	11,576,647	422,346	13,465,951
Panagiotis (Pete) Apostolou	11,559,713	439,280	13,465,951
Irini Barlas	11,638,313	360,680	13,465,951
Trifon Houvardas	11,175,818	823,175	13,465,951
James Masiello	10,136,079	1,862,914	13,465,951
Nicholas Pappas	10,127,031	1,871,962	13,465,951
Joseph Vattamattam	11,561,598	437,395	13,465,951
Vijay Walvekar	11,642,918	356,075	13,465,951

Proposal No. 2: Ratification of Appointment of Grant Thornton LLP to Serve as Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2015

The ratification of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved as follows:

FOR	AGAINST	ABSTAIN
25,199,303	10,591	255,050

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Dated: June 18, 2015	By:	/s/ Stephen Rohde
	Name:	Stephen Rohde
	Title:	Chief Financial Officer